Exhibit 4.19

  Letter of Amendment to the Letter of Undertaking of December 22, 2004

  Made and signed on the 15th day of July, 2007

Between:	Hapoalim Bank Ltd.
(Hereinafter – “the Bank”)
Party of the First Part;

And:	BluePhoenix Solutions Ltd.
(Hereinafter – “the Company”)
Party of the Second Part;

Whereas
On December 22, 2004, the Company signed a Letter of Undertaking in favor of the Bank in connection with credit and other banking services, which the Company has received and/or shall receive from the Bank (hereinafter – “the Letter of Undertaking”);

And whereas	The parties wish to amend the Letter of Undertaking only partially, as stated herein in this Letter of Amendment as follows:

Accordingly	The parties hereby agree to amend the Letter of Undertaking as	follows:

1.	In section 3A, the sum of 35,000,000 US dollars (thirty-five million US dollars) shall be deleted and in its place the sum of 50,000,000 US dollars (fifty million US dollars) shall appear.

2.	In section 4, the sum of $1,000,000 (one million US dollars) shall be deleted and in its place the sum of 5,000,000 US dollars (five million US dollars) shall appear.

This Letter of Amendment constitutes an integral part of the Letter of Undertaking, and all remaining particulars and conditions of the Letter of Undertaking shall remain in full effect.

In Witness whereof the parties have set their signatures hereto on the date stated above:

_________________________ Hapoalim Bank Ltd.	(-) Varda Sagiv _________________________ BluePhoenix Solutions Ltd. [Stamp: BluePhoenix Solutions Ltd.]

Conformation of Attorney
I, the undersigned, Yael Peretz, Attorney, who serves as legal advisor of BluePhoenix Solutions Ltd., Private Co. 520043068 (hereinafter: “the Company”) do hereby confirm that this statement has been duly signed by the approved signatories of the Company in accordance with a resolution duly passed by the competent organs for this purpose in the Company and in accordance with the founding documents thereof, and it shall bind the Company for all intents and purposes.

In addition, I hereby confirm that all decisions and authorizations required, pursuant to any law, for the activities which are the subject of this statement, including pursuant to Chapters 3 and 5 of Part VI of the Companies Law, 5759-1999, insofar as such are required, have been made and received.

July 15, 2007 ______________________ Date	[Signature] _________________________ Stamp and Signature [Stamp: Yael Peretz, Advocate]